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                                                              EXHIBIT EX-99.p.14

                              NUMERIC INVESTORS LLC

                 COMPLIANCE MANUAL AND CODE OF ETHICAL STANDARDS

               Written Policies and Procedures under Rule 206(4)-7

                                 October 5, 2004

I. Introduction:

II. Code of Ethics

      A)    Standard of Conduct

      B)    Confidential Information

      C)    Material Price Sensitive/Inside Information

      D)    Fiduciary Duty and Conflicts of Interest

      E)    Scalping or Frontrunning

      F)    Unfair Treatment of Certain Clients Vis-a-Vis Others

      G) Dealing with Clients as Agent and Principal: Section 206(3) of the Investment Advisers Act of 1940

      H)    Personal Trading; Timely Reporting of Trades

      I) Employee's Responsibility to Know the Rules and Comply with Applicable Laws

      J)    Designation and Responsibilities of Compliance Officer

III. Portfolio Management

      A)    Trade Aggregation and Allocation Policy and Procedures

      B)    Consistency with Client Objectives and Restrictions and Legal
            Mandates

      C)    Proxy Voting

      D)    Trading Errors

      E)    Cross Trades

IV. Best Execution and Soft Dollars

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V. Client Disclosures and Advertising

      A)    Account Statements

      B)    Advertising

      C) Updating disclosure with respect to Privacy Policy, Proxy Voting Policy, Soft Dollars and Other Matters

VI. Safeguarding of Client Assets

VII. Recordkeeping

      A)    Required Records

      B)    E-mail

VIII. Valuation Policy

IX. Privacy Policy

X. Regulatory Filings

XI. Business Continuity Plan

XII. Anti-Money Laundering Plan

Exhibits

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                                 I. INTRODUCTION

      The purpose of this Compliance Manual and Code of Ethical Standards is to lay out some of the important business practices of Numeric Investors LLC ("Numeric"). Numeric is an investment adviser registered with the Securities and Exchange Commission ("SEC") that manages portfolios of U.S., European and Japanese equity securities for taxable and tax-exempt clients both foreign and domestic.

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                               II. CODE OF ETHICS

                               TOPICS IN THIS CODE

      A)    Standard of Conduct

      B)    Confidential Information

      C)    Material Price Sensitive/Inside Information

      D)    Fiduciary Duty and Conflicts of Interest

      E)    Scalping or Front running

      F)    Unfair Treatment of Certain Clients Vis-a-Vis Others

      G) Dealing with Clients as Agent and Principal: Section 206(3) of the Investment Advisers Act of 1940

      H)    Personal Trading; Timely Reporting of Trades

      I) Employee's Responsibility to Know the Rules and Comply with Applicable Laws

      J)    Designation and Responsibilities of Compliance Officer

                             A. STANDARD OF CONDUCT

      The purpose of this Code of Ethics is to set forth certain key guidelines that have been adopted by Numeric as the official policy for the guidance of all personnel and to specify the responsibility of all Employees of Numeric (as defined in B.2 below) to act in accordance with their fiduciary duty to Numeric's clients and to comply with all applicable laws and regulations concerning the securities industry. In particular, Employees should be aware of the requirements of the Investment Advisers Act of 1940 (the "Advisers Act") as well as AIMR's "The Code of Ethics and The Standards of Professional Conduct." Careful adherence is essential to safeguard the interests of Numeric and its clients. Numeric expects that all Employees will conduct themselves in accordance with high ethical standards, which should be premised on the concepts of integrity, honesty and trust. Copies of this Compliance Manual and Code of Ethical Standards as well as AIMR's The Code of Ethics and The Standards of Professional Conduct handbook are made available to all new Numeric Employees as part of their orientation process.

      As noted, all Employees of Numeric must conduct themselves in full compliance with all applicable laws and regulations concerning the securities industry. In particular, an Employee should be familiar with those laws and regulations governing "insider trading" and fiduciary duties. It is the responsibility of every Employee to know these laws and regulations and to comply with them. If an Employee needs copies of any laws and regulations concerning the securities business or has any questions about the legality of any transaction, the Employee

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should consult Numeric's Compliance Officer. Failure to comply with such laws and regulations or this Code may result in sanctions and possibly, depending on the circumstances, immediate dismissal.

      Although our fiduciary duties require more than simply avoiding illegal and inappropriate behavior, at a minimum all Employees should be aware that, as a matter of policy and the terms of their employment with Numeric, the following types of activities are strictly prohibited:

      (1) Using any device, scheme or artifice to defraud, or engaging in any act, practice, or course of conduct that operates or would operate as a fraud or deceit upon, any client or prospective client or any party to any securities transaction in which Numeric or any of its clients is a participant;

      (2) Making any untrue statement of a material fact or omitting to state to any person a material fact necessary in order to make the statements Numeric has made to such person, in light of the circumstances under which they are made, not misleading;

      (3) Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative, particularly with respect to a client or prospective client; and

      (4) Causing Numeric, acting as principal for its own account or for any account in which Numeric or any person associated with Numeric (within the meaning of the Investment Advisers Act), to sell any security to or purchase any security from a client in violation of any applicable law, rule or regulation of a governmental agency.

      In addition, Numeric wishes to maintain a reputation for the highest integrity. To accomplish this goal requires that all Employees continually adhere to these basic principles:

      (1)   Place the interests of our clients first;

      (2) Treat our clients fairly and reasonably and those in similar circumstances as equally as possible;

      (3)   Exercise due care in handling all information concerning clients;

      (4) Avoid any actual or potential conflict of interest in personal securities transactions;

      (5) Avoid taking inappropriate advantage of your positions of trust and responsibility; and

      (6) Do not damage the efficient, fair and orderly operation of the securities markets or investors' confidence therein.

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                           B. CONFIDENTIAL INFORMATION

1. What is confidential information?

      An investment adviser has a fiduciary duty to its clients not to divulge or misuse information obtained in connection with its services as an adviser. Therefore, all information, whether of a personal or business nature, that an employee obtains about a client's affairs in the course of employment with Numeric should be treated as confidential and used only to provider services to or otherwise to the benefit of the client. Such information may sometimes include information about non-clients, and that information should likewise be held in confidence. Even the fact that Numeric advises a particular client should ordinarily be treated as confidential.

2. Who is subject to Numeric's policies concerning confidential information?

      All Employees - officers and advisory, marketing, back office and administrative - are subject to these policies.

3. What are the duties and responsibilities of Employees with respect to confidential information?

      Since an investment adviser has a fiduciary duty to its clients not to divulge information obtained from or about a client in connection with its services as an adviser, Employees must not repeat or disclose confidential information received from or about clients outside Numeric to anyone, including relatives, friends or strangers. Any misuse of confidential information about a client is a disservice to the client that may cause both the client and Numeric substantial injury. Failure to comply with this policy may have very serious consequences for Employees and for Numeric, including the possibility that Employees might be criminally prosecuted for misusing the information, as described in C below.

4. What are some steps that Employees can take to assure that confidential information is not disclosed to persons outside the office?

      There are a number of steps Employees should take to help preserve client and other confidences, including the following:

      (a) Employees should be sensitive to the problem of inadvertent or accidental disclosure. Careless conversation, naming names or describing details of a current or proposed trade, investment or transaction in a lounge, hallway, elevator or restroom, or in a train, taxi, airplane, restaurant or other public place, can result in the disclosure of confidential information and should be strictly avoided.

      (b) Maintenance of confidentiality requires careful safeguarding of papers and documents, both inside and outside Numeric. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate. Computer files or disks should be password protected.

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      (c)   If an Employee uses a speakerphone, the Employee should be careful to refrain from using it in any way that might increase the likelihood of accidental disclosure. Use caution, for example, when participating in a speakerphone conversation dealing with confidential information if the office door is open, or if the speakerphone volume is set too high. The same applies if an Employee knows or suspects that a speakerphone or a second extension phone is being used at the other end of a telephone conversation.

      (d) In especially sensitive situations, it may be necessary to establish barriers to the exchange of information within Numeric and to take other steps to prevent the leak of confidential information.

      (e) Employees should be aware that e-mail and information transmitted through the Internet may not be secure from hacking or interception and should be cautious in transmitting confidential information by e-mail or through the Internet.

                 C. MATERIAL PRICE SENSITIVE/INSIDE INFORMATION

      All Employees are reminded that purchasing or selling securities on the basis of, or while in possession of, material nonpublic information for their own, for a client's or for Numeric's account is a crime punishable by imprisonment as well as large fines. "Tipping" another person who engages in such activities is also a crime. The term "material" is described below.

      The sanctions for trading while in possession of material "price sensitive/inside information" can be severe. In recent years, the SEC has aggressively sought and prosecuted persons who traded on "inside information." Courts are now authorized to impose fines of up to three times the profit gained, or loss avoided, on such transactions. Criminal prosecution is also possible. Willful misuse of material nonpublic information will result in dismissal from employment by Numeric.

      Employees should be careful to avoid even the appearance of wrongdoing. Even an innocent purchase or sale of securities by an Employee who is unaware that other Employees possess material nonpublic information about an issuer may damage Numeric's reputation and may lead to protracted investigations and audits of both Numeric and Employees.

      The following sections of this memorandum seek to answer some of the most commonly asked questions about insider trading. In the questions and answers that follow, the term "issuer" refers to an entity, such as a corporation, partnership or state agency, that has issued securities, and the term "securities" is used in the broadest sense to include privately held and publicly traded stocks, bonds, options and other investment vehicles that the SEC considers to be securities.

1. Who is subject to the insider trading rules?

      All Employees and all persons - friends, relatives, business associates and others - who receive nonpublic material price sensitive/inside information from Employees concerning an

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issuer of securities (whether such issuer is a client or not) are subject to these rules. It does not matter whether the issuer is public or private.

      At Numeric, the rules apply to officers, marketing, advisory, back office, administrative, and other staff. Furthermore, if any Employee gives nonpublic material price sensitive/inside information concerning an issuer of securities to a person outside Numeric, and that person trades in securities of that issuer, the Employee and that person may both have civil and criminal liability.

2. What is material price sensitive/inside information?

      Generally speaking, price sensitive/inside information is information about an issuer's business or operations (past, present or prospective) that becomes known to an Employee and which is not otherwise available to the public. Although neither the courts nor the SEC has defined "material" precisely, the word is similar in meaning to "important" or "significant."

      While the exact meaning of the word "material" is not entirely clear, it is clear that if a person knows information about an issuer which the person believes would influence an investor in any investment decision concerning that issuer's securities and which has not been disclosed to the public, the person should not buy or sell that issuer's securities. Under current court decisions, it makes no difference whether the material price sensitive/inside information is good or bad. Needless to say, if the undisclosed information would influence an Employee's own decision to buy or sell or to trade for a client or Numeric, the information probably is material and an Employee should not trade or permit Numeric to trade for a client or itself until it has been publicly disclosed.

3. How does "material price sensitive/inside information" differ from "confidential information"?

      Here is an example that should clarify the difference between the two. Suppose Numeric is engaged by the president of a publicly-traded corporation to provide advice with respect to her personal pension fund and while working on the matter an Employee learns the amount of alimony she pays to her former spouse. That discovery should be kept confidential, but it almost certainly has no bearing on the value of her corporation's securities (i.e., it is not material) and, in fact, it probably is not "price sensitive/inside information" about the corporation itself. Accordingly, an Employee of Numeric could buy or sell securities of that issuer so long as the Employee possessed no material nonpublic information about the corporation. But disclosure of the president's alimony payments would be embarrassing to her and improper.

      In other words, confidential information should never be disclosed, but it is not always material price sensitive/inside information. Knowing it is not necessarily an impediment to participating in the securities markets concerning a particular issuer.

4. Are there certain kinds of information that are particularly likely to be "material price sensitive/inside information"?

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      Yes. While the following list is by no means complete, information about the following subjects is particularly sensitive:

      (a)   Dividends, stock dividends and stock splits.

      (b)   Sales and earnings and forecasts of sales and earnings.

      (c)   Changes in previously disclosed financial information.

      (d) Corporate acquisitions, tender offers, major joint ventures or merger proposals.

      (e) Significant negotiations, new contracts or changes in significant business relationships.

      (f)   Changes in control or a significant change in management.

      (g) Adoption of stock option plans or other significant compensation plans.

      (h)   Proposed public or private sales of additional or new securities.

      (i)   Significant changes in operations.

      (j)   Large sales or purchases of stock by principal stockholders.

      (k) Purchases or sales of substantial corporate assets, or decisions or agreements to make any such purchase or sale.

      (l)   Significant increases or declines in backlogs of orders.

      (m)   Significant new products to be introduced.

      (n)   Write-offs.

      (o)   Changes in accounting methods.

      (p) Unusual corporate developments such as major layoffs, personnel furloughs or unscheduled vacations for a significant number of workers.

      (q) Labor slowdowns, work stoppages, strikes, or the pending negotiation of a significant labor contract.

      (r) Significant reductions in the availability of goods from suppliers or shortages of these goods.

      (s)   Extraordinary borrowings.

      (t)   Major litigation.

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      (u)   Governmental investigations concerning Numeric or any of its officers or directors.

      (v)   Financial liquidity problems.

      (w)   Bankruptcy proceedings.

      (x)   Establishment of a program to repurchase outstanding securities.

5. What is the law regarding the use of material price sensitive/inside information?

      Federal law, and the policy of Numeric, prohibit any Employee from using material price sensitive/inside information, whether obtained in the course of working at Numeric or otherwise, for his or her private gain, for Numeric's gain or for a client's gain and prohibit any Employee from furnishing such information to others for their private gain. This is true whether or not the information is considered "confidential". When in doubt, the information should be presumed to be material and not to have been disclosed to the public. No trades should be executed for any Employee, any client or for Numeric, if the person executing the trade or Numeric has material price sensitive/inside information about the issuer.

6. What is "tipping"?

      Under the federal securities laws, it is illegal to disclose (or "tip") material price sensitive/inside information to another person who subsequently uses that information for his or her profit. In order to minimize this liability, all personnel should comply with the policies regarding protection of confidential information described above, which will include the following measures:

      (a) To reduce the chances of inadvertent tipping of material price sensitive/inside information, any nonpublic information that might be considered material should not be discussed with any person outside Numeric. Such information should be regarded as particularly sensitive, confidential information, and Numeric's policies for safeguarding such information should be strictly observed.

      (b) Employees should avoid recommending to any person, including Numeric's clients, the purchase or sale of client (or client-related) securities.

      (c) Caution must especially be used when receiving information from securities analysts, corporations in the same business as the client and members of the press.

      Questions regarding whether such information may constitute "inside" information should be referred to Numeric's Compliance Officer.

7. To whom must material price sensitive/inside information be disclosed before an employee can trade?

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      To the public. Public disclosure of material events is usually made by means of an official press release or filing with the SEC. An Employee's disclosure to a broker or other person will not be effective, and such Employee may face civil or criminal liability if such Employee (or the person to whom the Employee makes disclosure) trades on the basis of the information. Numeric staff should be aware that in most cases they are not authorized to disclose material events about an issuer to the public and that right usually belongs to the issuer alone.

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8. How does an Employee know whether particular material price sensitive/inside information has been publicly disclosed?

      If an Employee sees information in a newspaper or public magazine, that information will clearly have been disclosed. Information in a filing with the SEC or a press release will also have been disclosed. If any Employee has any questions about whether information has been disclosed, such Employee should not trade in the affected securities. An employee should contact Numeric's Compliance Officer for advice in the matter.

9. What must an Employee do with respect to material price sensitive/inside information that such Employee may learn about an issuer that is not a client of Numeric?

      In connection with their work at Numeric, Employees may come into possession of material price sensitive/inside information with respect to issuers that are not clients of Numeric such as information with respect to issuers or securities of issuers which are being analyzed for purchase or sale. This is particularly likely to happen in connection with the recommendation of the purchase or sale of an issuer's securities. All personnel receiving material, nonpublic information have the same duty not to disclose or use that information in connection with securities transactions as they have with respect to client securities. In other words, Employees may not purchase or sell any securities with respect to which they have price sensitive/inside information for their own, Numeric's or for a client's account or cause clients to trade on such information until after such information becomes public. The foregoing prohibition applies whether or not the material price sensitive/inside information is the basis for the trade. Employees should be alert for information they receive about issuers on their recommendation or approved lists which may be material price sensitive/inside information. In addition, whenever Employees come into possession of what they believe may be material nonpublic information about an issuer, they must immediately notify the Compliance Officer because Numeric as a whole may have an obligation not to trade in the securities of the issuer. The Compliance Officer shall maintain a list of all issuers about which Numeric has price sensitive/inside information and shall circulate such list to the appropriate personnel at Numeric so as to prevent any trading in securities of such issuers.

10. Who is available for additional advice or advice about a particular situation?

      The Compliance Officer designated from time to time by Numeric will oversee matters relating to price sensitive/inside information and prohibitions on insider trading.

      Disclosure outside Numeric of confidential information by an Employee, or participation or tipping others to participate in business or securities transactions when in possession of material price sensitive/inside information, may be a violation of law and subject the employee to severe penalties, including criminal prosecution.

                   D. FIDUCIARY DUTY AND CONFLICTS OF INTEREST

      Numeric and its Employees have a fiduciary duty to Numeric clients to act for the benefit of the clients and to take action on the clients' behalf before taking action in the interest of any

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Employee or Numeric. The cornerstones of the fiduciary duty are the obligations to act for the clients' benefit and to treat the clients fairly. Clients may therefore expect their fiduciaries to act for clients' benefit and not for their own benefit when a conflict of interest between the client and the fiduciary arises. No Employee should ever enjoy an actual or apparent advantage over the account of any client.

      This Manual attempts to highlight and address many of the common conflicts of interest that may arise between (1) Numeric and its employees vs. Numeric clients and (2) between different client accounts. It is not possible for every conflict to be addressed in the Manual, however. Employees should be particularly sensitive to the existence of actual or potential conflicts of interest not addressed herein and should promptly raise any such conflicts of which they become aware with Numeric's Compliance Officer.

      The manner in which any Employee discharges its fiduciary duty and addresses a conflict of interest depends on the circumstances. Sometimes general disclosure of common conflicts of interest may suffice. In other circumstances, explicit consent of the client to the particular transaction giving rise to a conflict of interest may be required or an Employee may be prohibited from engaging in the transaction regardless of whether the client consents.

      The duty to disclose and obtain a client's consent to a conflict of interest must always be undertaken in a manner consistent with the employee's duty to deal fairly with the client. Therefore, even when taking action with a client's consent, each Employee must always seek to assure that the action taken is fair to the client.

      Conflicts of interest can arise in any number of situations. As noted, no comprehensive list of all possible conflicts of interest can be provided in this memorandum. However, the following are common examples of conflicts of interest. For example, an Employee may seek to induce a bank to give the Employee a loan in exchange for maintaining excessive cash balances of a client with the bank or may execute trades for a client through a broker-dealer that provides research services for Numeric but charges commissions higher than other broker-dealers. In the former case, such activity would be a violation of an employee's fiduciary duty and might subject the employee and Numeric to liability under the Investment Advisers Act of 1940 (the "Advisers Act") and other applicable laws. In the latter case, if Numeric determines in good faith that the higher commissions are reasonable in relation to the value of the brokerage and research services provided by a broker or dealer viewed in terms of either a particular transaction or Numeric's overall responsibilities with respect to an account as to which Numeric exercises investment discretion and appropriate disclosure is made to the client and in Numeric's Form ADV, the payment of higher commissions may be permitted under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.

      Another common conflict of interest occurs when Numeric pays some consideration to a person for recommending Numeric as an adviser. In those circumstances, an Employee must make disclosure to any prospective client of any consideration paid for recommending Numeric's services to that prospective client and Numeric must comply with Rule 206(4)-3 promulgated under the Advisers Act. This Rule governs situations involving cash payments for client

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solicitations and requires that specific disclosure documents which contain information about the solicitor and the adviser be provided to a prospective client at the time of the solicitation.

      COMMISSIONS. Employees may negotiate with broker-dealers regarding the commissions charged for their personal transactions but may not enter into any arrangement to pay commissions at a rate that is better than the rate available to clients through similar negotiations.

      GIFTS. Employees are prohibited from receiving any gift, service or other item of more than $200 value from any person or entity that does business with or on behalf of Numeric or has in the past or may in the future do business with Numeric. This policy excludes business meals, and tickets to events, however, any meal or event with a cost in excess of $200 per person must be reported to the Compliance Officer and the gift giver must be present at the event. All invitations to events, be it sporting, theatre or otherwise, must be unsolicited.

      SERVICE AS A DIRECTOR OR MEMBER OF INVESTMENT COMMITTEE. Any Employee who wishes to serve as an officer or director of any public company, or of any organization where such duties might require involvement in investment decisions, or who wishes to serve on the investment committee of any organization, must obtain the prior written consent of the Compliance Officer, which shall be granted in his discretion and only if he is satisfied that such service shall not create a conflict with such Employee's fiduciary duty to clients.

      If any Employee is faced with any conflict of interest, he or she should consult Numeric's Compliance Officer prior to taking any action.

                           E. SCALPING OR FRONTRUNNING

      As a general rule, if any Numeric Employee knows of a pending "buy" recommendation and buys stock before Numeric makes a recommendation to its non-discretionary clients or takes action on the recommendation for its clients for which it has investment discretion, or if any Numeric Employee is aware of a pending "sell" recommendation and sells stock under such circumstances, such Employee is engaged in a practice known as "scalping" or "frontrunning".

      A Numeric Employee or family member residing in that employee's household or person or entity over which the employee has control (the "Related Person(s)") may not engage in the practice of purchasing or selling stock before a buy or sell recommendation, as the case may be, is made to a non-discretionary client or Numeric takes action for its clients for which it has investment discretion. Such activities put Numeric and its Employee in a conflict of interest and give the employee or the Related Person an advantage at the client's expense. Limited exceptions may be granted for liquid securities where the Employee is selling or selling a non-material number of shares. Any trades undertaken for an Employee's own account, for the account of Numeric, for the account of any non-Numeric client or for a Related Person must be done so as not to disadvantage a Numeric client in any way. This means that all Numeric employees and their Related Persons must generally wait to trade a security until all trading in that security for all accounts of Numeric's clients is completed, although in some cases it may be appropriate to aggregate a personal trade with client trades (see Section IIIA). If all client trades

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are not completed before a Numeric employee or Related Person trades, the antifraud provisions of the Advisers Act may be violated.

      In order to preclude the possibility that material nonpublic information about Numeric's investment decisions and recommendations, and client securities holdings and transactions, could be misused, Numeric has taken steps to restrict access to such information to employees who need such information to perform their duties, including the use of password protection on computer files and limiting physical access to paper storage records. Employees who are not authorized to access such information may be subject to termination if they attempt to do so.

             F. UNFAIR TREATMENT OF CERTAIN CLIENTS VIS-A-VIS OTHERS

      A Numeric Employee who handles one or more clients may be faced with situations in which it is possible to give preference to certain clients over others. Employees must be careful not to give preference to one client over another even if the preferential treatment would benefit Numeric or the Employee.

      For example, an Employee should not (i) provide better advice to a large, prestigious client than is given to a smaller, less influential one, (ii) give sale advice to one client ahead of another, or (iii) direct securities of a limited supply and higher potential return to particular clients because they generate larger fees for Numeric.

      As in other instances, the fiduciary duty of an Employee to a client must govern the employee's actions in each situation and the extent of the fiduciary duty of an Employee to a client is determined by the specific relationship between the parties and the reasonable inferences to be drawn from the relationship. In the absence of express or implied agreements between the parties, usage and custom should be used to determine how an Employee should discharge his or her duty. Each situation should be examined closely to determine whether the client has consented to the Employee's actions favoring another client and whether the resulting relationship with the client which was not favored is fair and consistent with the securities laws. If both parts of this test have been satisfied, most likely there has been no breach of fiduciary duty. If a question arises about action that may give rise to a conflict of interest involving preferential treatment of one client over another, an Employee should consult Numeric's Compliance Officer prior to taking any action.

                        G. DEALING WITH CLIENTS AS AGENT
                AND PRINCIPAL: SECTION 206(3) OF THE ADVISERS ACT

      Section 206(3) of the Advisers Act addresses specifically two conflict of interest situations: sale and purchase of securities to and from a client either as a broker for another person or as a principal for the account of the adviser.
Section 206(3) makes it unlawful for an investment adviser "acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction."

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      Thus, Section 206(3) requires that employees involved in the situations where Numeric is buying or selling securities from a client or where Numeric acts as a broker-dealer for a non-client in a transaction with an advisory client disclose to the client the capacity in which Numeric acts and obtain the client's consent. Disclosure under Section 206(3) must be in writing. Numeric must, under Section 206(3), disclose to the client its capacity, its profits (if it acts as principal) and its commissions (if it acts as agent for another). These types of transactions can be particularly troublesome under applicable laws and must not be entered into without prior consultation with Numeric's Compliance Officer.

                 H. PERSONAL TRADING; TIMELY REPORTING OF TRADES

PERSONAL TRADING

      Set forth below are Numeric's policies regarding personal trading. These policies apply to all Access Persons. Under the Advisers Act, Access Persons include any of Numeric's partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees who have access to nonpublic information regarding clients' purchases or sales of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. Because Numeric's primary business is providing investment advice, the Advisers Act presumes that all officers, director and partners are Access Persons. Because of Numeric's size and the range of duties that Employees may have, all Numeric Employees are considered "Access Persons," and "Access Person" procedures, standards and restrictions that might be imposed only on a limited subset of employees in another, larger organization, apply to ALL Numeric Employees.

      Employees have a fiduciary responsibility to put their clients' interests ahead of the interest of their own accounts. Accordingly, this requires that any trades which Employees undertake for their own account, or for the account of any non-Numeric client, must be done so as not to disadvantage any Numeric client and not to interfere with client portfolios in any way. Any Employee trading activity should be entirely segregated from and have no impact on the investment process Numeric performs for its clients. Actual or perceived conflicts of interest and front-running should not take place and personal trading activity should be kept to a minimum.

      For the purposes of this chapter, a security does not include shares of open end mutual funds, exchange traded funds, i-shares, money market funds, direct obligations of the United States government, bankers acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. Note that it specifically does include all n/i numeric family of mutual funds and obligations of any state or local government.

      Numeric actively discourages personal trading of securities or derivatives. Personal trading exposes Numeric and its Employees to additional risks for which there exists no compensation. It also might provide a distraction from managing client assets. For these reasons, Employees (including on-site consultants) are encouraged to minimize the amount of trading of securities or derivatives for their personal accounts including Covered Accounts (i.e. securities trading accounts in which the Employee has any direct or indirect beneficial ownership interest) defined as those:

            - of immediate family members sharing the same household including the following persons: spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, adoptive relationships, and any other relationship which Numeric's Compliance Officer determines could lead to the possible conflicts of interest or appearances of impropriety which this policy is intended to prevent; or

            - where the Employee exercises any degree of control or has an economic interest including but not limited to: trusts, estates, investment clubs, charitable organizations, or any other account if acting as authorized agent or portfolio manager.

      The following rules of conduct related to personal investing activities apply:

            - An Employee shall not take advantage of business and client information in the Employee's private affairs.

            - An Employee shall avoid becoming so closely involved with a client or supplier of Numeric privately, that there is a risk of price-sensitive/insider information being communicated or of inappropriate mixing of business and private interests.

            - An Employee may not execute a securities transaction further to or in anticipation of orders on behalf of clients of Numeric.

            - After placing an order for a securities transaction or the execution of such an order, an Employee may not place an order for a securities transaction that is the reverse of such a securities transaction in respect of securities of the same company or in respect of securities relating to that company within 24 hours and the subsequent five trading days.

            - An Employee may not profit from a securities transaction that is the reverse of such a securities transaction in respect of securities of the same company or in respect of securities relating to that company within 60 calendar days. Any profits realized on such short-term trades will be required to be disgorged. Numeric's Compliance Officer may make an exception for severe and extenuating circumstances. This restriction does not apply to transactions with investments falling outside the definition of a security such as open ended mutual funds which otherwise do not require pre-approval.

            - An Employee shall avoid any inappropriate mixing of business and private interests or reasonably foreseeable appearance thereof.

      Employees have to seek prior approval from Numeric's Compliance Officer to execute personal security transactions. The Employee is prohibited from trading the security until Numeric's Compliance Officer gives explicit authorization in writing. The Employee should send the specifics of the proposed trade to Numeric's Compliance Officer by e-mail.

      Numeric's Compliance Officer will check current and intended trading of the portfolio management staff.

      Approval for purchases or short sales of securities or derivatives will generally not be granted, even if the security or derivative is not held in clients' accounts and the security or derivative is not being contemplated for purchase or sale for clients' accounts.

      In order to preclude any possibility of Employees profiting from their position at Numeric, no approval will be given for acquiring any securities in an initial public offering or a private placement. Exceptions to this policy may be granted if securities are offered directly to the investing public without the use of an intermediary or underwriter, and the employee purchases the shares in the offering directly from the issuing company. In this case, the acquired securities may not be sold within six months.

      Approval for liquidations of existing positions will generally be granted, provided that the security or derivative is not being contemplated for purchase or sale for clients' accounts in the next five business days.

      For rights allocated to an Employee in a rights issue, approval for liquidation will generally be granted. If a sale of these rights is contemplated for clients' accounts, the Employee's rights will have to be sold at the last available trading day for the rights.

      The Compliance Officer will respond to the Employee request via e-mail. If approval to execute a personal security transaction has been granted, the Employee may trade the security as long as the Trading Procedure below is adhered to.

      TRADING PROCEDURE

      The Employee should execute the trade the same or the next business day the approval was granted.

      Employees who have any doubt about the reporting, timing, feasibility or any other element of a personal securities transaction must seek clarification from Numeric's Compliance Officer before executing the trade, even after being authorized. Any uncertainty about the rules and regulations will require that the individual shall not execute the trade. Misinterpretation of the rules is no excuse for mistakenly executing a trade.

      If the Portfolio Management staff decides to trade in the security within the subsequent five trading days after the day the security was initially traded by the employee, Numeric's Compliance Officer will require the Employee to (1) assign the trade executed earlier and disgorge any profit in the trade to the related clients' accounts or (2) give up the profits from that trade to a charitable organization of Numeric's choosing.

      EMPLOYEE REPORTING

      Employees must provide written confirmation of all trades or other acquisitions or dispositions of securities to Numeric's Compliance Officer without delay. Employees are also required to report transactions in securities of non-publicly traded companies. Employees must provide Numeric's Compliance Officer with quarterly summaries showing all trades of securities executed during the preceding quarter, within ten days of the end of the preceding quarter. A copy of Numeric's current form for these reports is attached to this memorandum as Exhibit A.

      Employees must provide Numeric's Compliance Officer with a statement of all securities holdings for all Covered accounts both at the commencement of employment at Numeric, and as of December 31st every year thereafter. A copy of Numeric's current form for these reports is attached to this memorandum as Exhibit B. In addition, Employees must certify within ten calendar days of the end of each calendar quarter that all trades made by the Employee or any other transactions in any securities were disclosed to Numeric and were made in conformance with all procedures as specified in this compliance manual. For convenience, it is recommended that each Employee instruct each broker, bank or other financial institution in which the Employee has a covered account to provide Numeric with duplicates of all trade confirmations and all account statements on a monthly/quarterly basis.

                 I. EMPLOYEE'S RESPONSIBILITY TO KNOW THE RULES

                         AND COMPLY WITH APPLICABLE LAWS

      Numeric's employees are responsible for their actions under the law and therefore required to be sufficiently familiar with the Advisers Act and other applicable federal and state securities laws and regulations to avoid violating them. It is the policy of Numeric to comply with all applicable laws, including securities laws, in all respects. Each Employee must promptly report any violation of the Code of Ethics of which he becomes aware to the Compliance Officer, regardless of whether the violation was committed by the Employee or another Employee. The Compliance Officer shall consider whether it is appropriate to protect the confidentiality of the identity of a an Employee reporting a violation by another Employee. It is the strict policy of Numeric that no Employee shall be subject to any form of retaliation in connection with reporting a violation of the Code, and an person found to have engaged in retaliation may be subject to dismissal or other sanction.

      Employees must certify in writing by October 5, 2004, and thereafter on an annual basis, that they have read and understood this memorandum, that they will conduct themselves professionally in complete accordance with the requirements and standards described here and that they are not aware of any violations of the Code during the prior year. A copy of Numeric's current form of compliance certificate is attached to this memorandum as Exhibit C.

ADDITIONAL EMPLOYEE RESPONSIBILITIES

   -  REPORT KNOWLEDGE OF ANY VIOLATIONS TO NUMERIC'S COMPLIANCE OFFICER.

      Employees have an obligation to report to Numeric's Compliance Officer any knowledge they have of violations of this Compliance Manual or violations of any other applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing Numeric's professional, financial, or business activities. Failure to report knowledge of any violation will be considered a violation and will potentially subject the employee to immediate dismissal.

   -  CLIENT COMPLAINTS.

      Client complaints must be promptly reported to the Numeric's Compliance Officer.

   -  BROKERS.

      Employees must promptly inform Numeric's Compliance Officer when they receive information that a broker with whom Numeric does business has its license revoked or is subject to an investigation that could lead to its license being revoked.

          J. DESIGNATION OF AND RESPONSIBILITIES OF COMPLIANCE OFFICER

      Raymond J. Joumas shall serve as Numeric's Chief Compliance Officer (the "Compliance Officer") until such time as a new Compliance Officer is appointed by Numeric's President. In his absence, Shanta A. Puchtler shall be the acting Compliance Officer. It will be the responsibility of the Compliance Officer of Numeric to oversee the enforcement of the matters described in this memorandum and to educate employees to their responsibilities herein. The Compliance Officer will provide new employees with a copy of this memorandum as soon as possible after they join the firm and, upon their request, of the Advisers Act and other applicable laws and regulations. Numeric's Compliance Officer shall conduct training for new and existing employees on the provisions and requirements of this manual from time to time as the Compliance Officer determines to be appropriate.

      Numeric's Compliance Officer is responsible for staying current with significant new legal developments in the area of financial advisory services, fiduciary responsibilities, and insider trading and to convey such developments to Numeric's employees. As part of his duties, the Compliance Officer shall review this Compliance Manual no less frequently than annually and recommend changes as appropriate or necessary. The review shall include consideration of any compliance matters that arose during the prior year, whether the existing policies have proven effective and any changes in the business activities of Numeric and any changes in the Advisers Act and related regulations that might necessitate revisions to the Manual.

      Numeric's Compliance Officer will review all employee trading reports in a timely manner to identify any violation of the Code's approval procedures and any improper trades or any patterns of trading (including achieving execution or results which differ materially from the execution or results obtained for clients) which suggest that an Employee may be engaging in abusive practices, and take such action as he or she deems necessary to obtain compliance with the policies set forth in this memorandum and with applicable laws provided, however, that the trading report of the Compliance Officer shall be reviewed by the President of Numeric.

                            III. PORTFOLIO MANAGEMENT

A. TRADE AGGREGATION AND ALLOCATION POLICY AND PROCEDURES

   1. Aggregation and Allocation Guidelines

      A.    Pre-Execution Aggregation and Allocation

      Allocations of investment opportunities among client accounts must be made in a fair and equitable manner. As a general rule, allocations among accounts with the same or similar investment objective should be made pro-rata based on the total assets under management in the accounts. Allocation decisions should be made and documented before an order is placed. There should be no allocation to an account or set of accounts based on account performance or the amount or structure of fees.

      With prior disclosure to and consent from its clients, Numeric may aggregate orders for the purchase or sale of securities on behalf of the client with orders on behalf of other portfolios Numeric manages, or with orders for Numeric's account or that of its employees. Numeric manages this process through a sophisticated electronic order management and trade allocation system. It is designed such that all securities purchased or proceeds of securities sold through aggregated orders are automatically allocated to the account of each portfolio that bought or sold such securities at the average execution price. If less than the total of the aggregated orders is executed, purchased securities or proceeds will generally be allocated pro-rata among the participating portfolios in proportion to their planned participation in the aggregated orders.

      Notwithstanding the foregoing, Numeric's order management and trade allocation system will not give to all accounts their pro rata share of a filled order if full pro rata allocation would result in certain clients receiving an odd share amount or would result in increased transaction costs due to per ticket charges (vs. per share charges). Pro rata amounts allocated may also be rounded depending on the size of the client account. Numeric's order management and trade allocation system recognizes partially filled orders among clients so that all clients are treated fairly over the long term. If for any reason an account is under weighted or over weighted in a particular security relative to its peers (accounts with the same investment objective), such accounts will receive allocations first until their weight is brought in-line with the weighting of the peer accounts. Once the weightings of peer accounts are balanced, executions will be allocated pro-rata, except as set forth below. All accounts participating in a trade will receive the same average execution price.

      Due to unique requirements of certain client accounts and special circumstances that may arise, an account's allocation within an aggregated order may be eliminated, reduced, or increased because of any of the following factors:

      i. Specific client investment restrictions, guideline limitations, investment policies, investment objectives, or client risk tolerance;

      ii. Existing strategy security positions, existing sector concentrations within a strategy or a need to rebalance;

      iii. Current strategy cash position, outstanding commitment amounts or liquidity requirements; and

      iv.   Transaction tax consequences.

      Situations may arise whereby Numeric may choose not to aggregate particular orders. For instance, in the case of an invest or divest program, orders for that client will generally be permitted to operate outside of the normal daily trade list, and will not be subject to aggregation in the event of any trade overlap. Additionally, circumstances may arise whereby Numeric's traders may be required to make judgments regarding whether to aggregate some orders. For example, if an order was placed for one strategy prior to the market open and a volume weighted average price execution approach was selected for that strategy, traders will analyze any subsequent intra-day orders placed for other strategies for liquidity requirements and other factors when making the decision as to whether aggregation should occur. As with all matters, the fiduciary duty to treat all clients in a fair and equitable manner will govern these decisions.

      Due to the high-turnover nature of the investment process, Numeric has designed and implemented a ticket charge algorithm designed to reduce transaction costs for clients. This algorithm applies to long-only clients who pay custodial ticket charges with each transaction. In general, Numeric accumulates or trades out of positions on a gradual basis in an effort to reduce transaction costs. However, doing so can increase ticket charges for some clients. The algorithm analyzes the weight of a security in each client's account relative to the target weight and allocates accordingly. Analysis of this algorithm has shown that, in addition to reducing ticket charges, there is no significant performance reduction over time resulting from the application of this algorithm.

      Allocations of limited opportunity investments such as new issues are also allocated among eligible accounts in the same manner as other securities. Ineligible clients or those not wishing to participate do not receive an allocation.

      Different metrics and time horizons of certain specific strategies may require that investment orders for one or more strategies be aggregated separately from orders aggregated for other Numeric strategies. Each account within each separately aggregated order will receive its pro-rata allocation as described above.

      B.    Post-Execution Allocations

      Post-execution allocations of an order are rarely done at Numeric. The Portfolio Manager initiating such a request must obtain approval from the Director of Trading and Numeric's Compliance Officer to enact a post-execution allocation. A written statement explaining any deviations from the automated order management and trade allocation algorithm will be maintained.

2.    Procedures for Related Party Accounts

      Trades involving related party accounts (proprietary accounts of Numeric, accounts owned beneficially by any individual officer or employee of Numeric or a family member of such officer or employee, or pooled investments in which any of these participates) are treated exactly the same as non-related party client accounts in the algorithm of allocation in Numeric's electronic order and trade allocation system.

      i. Any portfolio manager who is responsible for both client accounts and related party accounts understands that client and related party orders are aggregated since these accounts are part of a broader strategy. Since all trading decisions are made at the strategy level, this equitable allocation should not disadvantage clients.

      ii. If trades involving related party accounts would be allocated on a basis different from that specified above, the reason for any such difference must be explained in writing, communicated to the Director of Trading, and approved by the Compliance Officer no later than the close of the markets on the day the order was executed.

         Numeric currently allows related parties to invest only in pooled investment vehicles and not through separately managed accounts. In the event that Numeric changes this policy to allow a related party to invests through a separate account, Numeric will institute additional procedures to ensure that related party accounts are not favored over other client accounts in the allocation process.

B. CONSISTENCY WITH CLIENT OBJECTIVES AND RESTRICTIONS AND LEGAL MANDATES

      It is essential that each client's portfolio conform with the client's investment objectives as well as to any specific investment restrictions or limitations imposed by the client. The portfolio manager in charge of the client account has primary responsibility for ensuring consistency between the portfolio and the applicable objectives, guidelines and restrictions. Portfolio managers should use software tools, if possible, to assist in tracking and monitoring portfolios, and should work with Employee traders to put in place procedures to prevent violation of such investment restrictions or limitations (such as automatically blocking a short order for an account that does not permit short selling). A portfolio manager must review each account under its management no less frequently than quarterly for consistency with the applicable objectives, guidelines and restrictions; in some cases more frequent reviews may be appropriate. Portfolio managers should also familiarize themselves with applicable regulations for short sales, margin and the use of commodities, and should review portfolios which utilize such techniques for compliance with any such regulations as part of the quarterly review.

C. PROXY VOTING

      Numeric has adopted a written proxy voting policy and related procedures which are intended to assure that client securities are voted in the best interests of the client, and which address material conflicts of interest that may arise between the investment adviser and its clients. All Employees involved in portfolio management and/or the voting of client proxies must familiarize themselves with and adhere to this policy, a copy of which is set forth as Exhibit D, and which is available on Numeric's website www.numeric.com. A summary of Numeric's proxy voting policies and procedures is set forth in Numeric's Form ADV Part II, along with information about how each client may learn of Numeric's specific votes of proxies with respect to the client's securities. Numeric will furnish a copy of the full policies and procedures to clients upon request.

                                 TRADING ERRORS

      Any trading errors must be reported immediately to Numeric's Compliance Officer who will determine whether it is possible and appropriate for the trade to be unwound. If the trade cannot be unwound, the Compliance Officer will review the error and determine whether any clients have been harmed. If they have, Numeric will reimburse the affected clients in full. If a client benefits from a trading error, that client will generally be entitled to keep such benefit. The

Compliance Officer will review any trading errors to determine if new policies and procedures should be adopted to prevent a similar error from occurring in the future.

                                  CROSS TRADES

      In certain cases, it may make sense for two or more client accounts to engage in a trade directly. Such cross trades can result in lower commission expenses for each client. Cross trades require the prior written approval of both the Compliance Officer and each client. This is accomplished only after Numeric's Compliance Officer has agreement on the approach from the Director of Marketing and Client Service and the relevant Portfolio Manager(s).

      Numeric does not charge any commission or other fee in connection with facilitating a cross trade, and any such trade should be conducted at the then current market price or another mutually beneficial price, such as the close or the volume weighted average price (vwap). Cross trades may not be conducted with any ERISA accounts. If the cross trade involves a mutual fund, the Compliance Officer will also determine whether the cross trade complies with Rule 17a-7 of the Investment Company Act.

      The Portfolio Manager(s) has (jointly have (if more than one strategy is impacted)) final responsibility to ensure that cross trades are executed in accordance with the client's written approval.

                       IV. BEST EXECUTION AND SOFT DOLLARS

      When placing trades on behalf of a client, Numeric has a fiduciary duty to seek to obtain the best execution possible for the client. While a primary criterion for all transactions in portfolio securities is the execution of orders at the most favorable net price, numerous additional factors may be considered when arranging for the purchase and sale of clients' portfolio securities. These include restrictions imposed by the federal securities laws and the allocation of brokerage in return for certain services and materials described below.

      Selection of the appropriate execution venue for a particular trade is one of the most important determinants of best execution. To that end, Numeric shall endeavor to ensure that it maintains access to a variety of options for trade execution. These include traditional brokers, Electronic Communication Networks
(ECN), Alternative Trading Systems (ATS), algorithmic trading venues, and any new technologies that may be developed.

      When selecting a broker, ECN, or ATS for a particular trade, Numeric will consider some or all of the following factors, many of which will be a subjective determination on the part of the relevant trader:

      1) Broker's apparent familiarity with sources from or to whom particular securities might be purchased or sold;

      2)    Broker's willingness to commit capital when appropriate;

      3) Quality of sales trading coverage and level of service provided historically;

      4)    Ability of the broker to ensure anonymity and confidentiality;

      5) Quality of past executions, including speed of execution when applicable;

      6)    Commission rate; and

      7) Broker's ability to supplement Numeric's management capabilities with research, quotation and consulting services and computer hardware and software materials, as well as any other matters Numeric deems relevant to the selection of a broker-dealer for a particular transaction.

      Numeric will maintain an Approved Broker List and update it at least quarterly. Numeric's Investment Committee will be responsible for oversight of this list. Although all of the factors listed above will be considered, the primary determinant for inclusion shall be counter-party risk. Numeric will not approve or use any broker clearing through a firm whose credit rating is below investment grade, as defined by S&P, or another reputable credit agency. Numeric will monitor any changes in the credit rating of the clearing firm on at least a quarterly basis. Should the rating of any clearing firm on the list drop below investment grade, Numeric will cease all trading with any broker using the clearing firm in question until further notice. If the credit rating subsequently improves to investment grade, the Investment Committee will examine whether the firm(s) in question will be re-instated to the Approved Broker List.

      Numeric employs a relatively high-turnover approach in most of its strategies. Accordingly, transaction costs are an important determinant of client returns. Numeric has maintained a transaction cost database since 1995 which serves as a tool for evaluating the performance of the trading process. Numeric analyzes many components of transaction costs in an effort to ensure that the principles of Best Execution are followed. Some of those components include impact, opportunity, commission, and deviation from the volume weighted average price.

      Transaction cost reports are made available to all portfolio managers and traders on an as-needed basis, or at least quarterly. Primary responsibility for analysis of these reports shall reside with the Director of Trading and the relevant Portfolio Manager. However, the Investment Committee will also review these reports at least semi-annually.

      Numeric may use broker-provided products and services which assist Numeric in carrying out its investment decision making responsibilities. These services may include (but are not limited to): systems consulting (trading and portfolio management), systems hardware (including storage disks/volatile RAM, CPU's, monitors, keyboards, CD ROMs, and other hardware) and software, research consulting, research services (data, periodicals and seminars), data services, trading consulting, telephone equipment, telephone lines (trading and data feeds), proxy research, and trading communication services. Numeric intends to comply with Section 28(e) of the Securities Exchange Act of 1934 in connection with its use of soft dollars. In some cases applicant may acquire a research product or service with soft dollars which also has non-research uses. In these cases Numeric will make a reasonable allocation of the cost of the product or service according to its use. That portion of the product or service which provides administrative or other non-research services will be paid for by Numeric in hard dollars.

      All research services received from broker-dealers to whom commissions are paid are used collectively. There is no direct relationship between commissions received by a broker-dealer from a particular client's transactions and the use of any or all of that broker-dealer's research material in relation to that client's account. Numeric may pay a broker-dealer a brokerage commission in excess of that which another broker-dealer might have charged for the same transaction in recognition of research and brokerage related services provided by the broker-dealer.

      Numeric's brokerage policy is included in Part II of Form ADV.

      On a semi-annual basis, the Chief Compliance Officer shall review the list of brokers with whom Numeric does business (in a coordinated effort with Numeric's Investment Committee), the commissions paid to such brokers and the soft dollar products and services provided by such brokers to Numeric and assess whether Numeric is achieving best execution and is complying with its brokerage policy.

      Numeric does not accept client-directed brokerage requests. Directed brokerage may result in a client paying higher commissions than would be the case if Numeric were able to select brokers freely. Directed brokerage in many cases would limit Numeric's ability to negotiate commissions for all clients and its ability to aggregate orders, resulting in an inability to obtain volume discounts or best execution for the client in some transactions.

                      V. CLIENT DISCLOSURES AND ADVERTISING

A. ACCOUNT STATEMENTS

      Each client of Numeric has different reporting needs. Numeric attempts to be flexible in providing needed information to each client on a mutually agreeable timetable. The information clients' desire comes from one of three sources, (1) an administrator, (2) a custodian/prime broker, and/or (3) directly from Numeric. Prior to developing a client's reporting, it is important to understand how some of the data is developed.

      i. Trade Execution: On a daily basis, domestic executions are verified to each broker using a trade matching system. International trades are completed via an agency list on a daily basis. The executions are sent to Numeric and automatically imported into Numeric's trading system. The information is then reviewed by both the operations and portfolio management staff to ensure accuracy.

      ii. Positions Check: All international and the majority of the domestic accounts are reconciled on a daily basis to the custodian/prime broker to ensure the positions in Numeric's accounting system agree with those of the custodian/prime broker.

      iii. Portfolio Prices: The prices used to value the portfolio are reviewed on a daily basis. IDC prices are automatically imported into Numeric's accounting system for domestic portfolios. Reuters' prices are automatically imported for the international portfolios. Prices that exceed a moderate tolerance from the previous day are reviewed for company news and corporate actions.

      iv. Performance: Each morning the Marketing and Client Services Group reconciles the performance in the accounting system to the performance in the portfolio management system to ensure that the accounting system, the system of record, is correct.

      v. Monthly Reconciliation: Every active account is reconciled to the statement provided by the custodian/prime broker. The reconciliation includes position, shares, price, cash and net assets. The reconciliation is completed for all accounts.

      The reporting process for each client is somewhat different from this point and is mutually agreed with all clients. Some clients desire a copy of the monthly reconciliations, some require monthly summaries, and some only require monthly calculation of performance. The reporting needs are maintained in both the Marketing and Client Services Group and the Operations Group. Often, reporting is sent to clients directly from an administrator or a custodian/prime broker. The only difference between various Numeric clients relates to separate accounts vs. pooled vehicles. Separate accounts may obtain position holdings on a daily basis. Clients invested in pooled vehicles may only request position holdings with a 45 day lag. All other client requests for information are treated the same with no discrimination based on size or fee structure.

B. ADVERTISING

      For Advisers Act purposes, an "advertisement" includes any written communication (including e-mails) addressed to more than one person or any notice or announcement in any publication or by radio or television which offers any analysis, report or publication regarding securities, any graph, chart, formula or other device for making securities decisions, or any other investment advisory services regarding securities. This definition generally includes any multiple use materials designed to retain current clients or solicit new clients, any form letter and presentation materials such as PowerPoint presentations. All Employees should note that advertising is heavily regulated by the SEC, and that advertisements must not be fraudulent, manipulative or deceptive. Among other restrictions, the SEC prohibits testimonials by clients and imposes strict limitations on whether and in what form an adviser may advertise its past recommendations. The SEC has also imposed a series of strict guidelines on when and in what format performance advertising (model or actual) may be used. All advertisements must be pre-approved by the Compliance Officer in order to ensure compliance with these regulations.

C. UPDATING DISCLOSURE WITH RESPECT TO PRIVACY POLICY, PROXY VOTING POLICY, SOFT DOLLARS AND OTHER MATTERS

      Numeric's Compliance Officer shall track any changes to the policies and procedures contained herein and consider whether such changes require disclosure to the SEC, other regulatory bodies, or clients, before or after such changes are implemented. In particular, the Compliance Officer will monitor changes in Numeric's Privacy Policy, Proxy Voting Policy and best execution and soft dollar policies, as changes to these policies may require notice to clients. No change may be implemented to this Manual unless Numeric's Chief Compliance Officer has been consulted on the issue of disclosure.

                       VI. SAFEGUARDING OF CLIENT ASSETS

      All Numeric client assets are maintained with prime brokers, broker-dealers, banks or other qualified custodians. While the custodial/prime broker choice belongs to our client, Numeric will only interact with reputable custodian/prime brokers who are able to provide reporting on a monthly basis. Numeric ensures that each broker, bank or custodian which holds client securities provides a report of such holdings and all transactions in the account directly to Numeric and directly to each client no less frequently than monthly. Numeric performs the following reconciliation on each account:

      i. Positions Check: All international and the majority of the domestic accounts are reconciled on a daily basis to the custodian/prime broker to ensure the positions in Numeric's accounting system agree with those of the custodian/prime broker.

      ii. Portfolio Prices: The prices used to value the portfolio are reviewed on a daily basis. IDC prices are automatically imported into Numeric's accounting system for domestic portfolios. Reuters' prices are automatically imported for the international portfolios. Prices that exceed a moderate tolerance from the previous day are reviewed for company news and corporate actions.

      iii. Performance: Each morning the Marketing and Client Services Group reconciles the performance in the accounting system to the performance in the portfolio management system to ensure that the accounting system, the system of record, is correct.

      iv. Monthly Reconciliation: Every active account is reconciled to the statement provided by the custodian/prime broker. The reconciliation includes position, shares, price, cash and net assets. The reconciliation is completed for all accounts.

      At no time shall Numeric or any Employee have physical custody of any client asset or security. If Numeric or an Employee inadvertently comes into possession of any client asset or securities, such assets or securities must be returned to the client within 24 hours, and Numeric's Compliance Officer must be informed of any such event.

      Numeric provides brokers, banks and custodians with a list of Employees authorized to act on behalf of Numeric, and promptly updates such list to reflect any changes when they occur. Any pooled investment vehicle for which Numeric serves as manager, investment advisor or general partner shall be audited annually and copies of the audited financial statements shall be provided to investors within 120 days of the end of the fiscal year.

                               VII. RECORDKEEPING

            Employees should familiarize themselves with the recordkeeping requirements of the Advisers Act. Among other items, the Advisers Act requires that Numeric maintain the records set forth below. Such records have different preservation requirements for the SEC, IRS or other regulatory bodies. Numeric has chosen on a going forward basis to maintain the following records for at least seven years from the end of the fiscal year in which they were created. Certain items must be preserved from the time they were in effect, or for five years from the date an employee terminates employment. Therefore, payroll records and Numeric financial statements and tax returns are kept for at least ten years. Records for the two most recent years are maintained on-site.

      Before disposing of any records covered on the list below, an Employee must consult with Numeric's Compliance Officer to confirm that it is appropriate, from both a legal and business perspective, to dispose of the records. If records are maintained in an electronic format, steps are taken to prevent their unauthorized access or use and to protect them from untimely destruction.

A.    REQUIRED RECORDS

      1. a journal (including cash receipts and disbursements) and other records of original entry forming the basis of entries in any ledger;

      2. general and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

      3. a memorandum of each client order given and instructions received by Numeric for the purchase, sale, delivery, or receipt of securities (showing, among other things, the terms and conditions of the order (including discretionary or non-discretionary), the Portfolio Manager initiating the transaction on behalf of Numeric, the account for which entered, the date of entry, and where appropriate the bank, broker or dealer that executed the order);

      4. all checkbooks, bank statements, canceled checks, and cash reconciliations of Numeric;

      5. bills or statements relating to Numeric's business;

      6. trial balances, financial statements, and appropriate files relating to Numeric's business;

      7. originals or copies of certain communications sent to or received by Numeric (including responses to requests for proposals (RFPs)) that detail proposed investment advice, the placing or executing of purchase or sale orders, or the receipt, delivery or disbursement of funds or securities;

      8. a list of and documents relating to Numeric's discretionary client accounts (including powers of attorney or grants of authority);

      9. copies of all of Numeric's written agreements with clients or relating to Numeric's business;

      10. copies of performance advertisements and documents necessary to form the basis for such performance information;

      11. A copy of Numeric's Code of Ethics, a listing of any violations of the Code and actions taken in response to such violations, and copies of each Employee's written acknowledgment that he or she has reviewed and observed the Code. Numeric must also maintain copies of all personal holdings and trading reports, as well as records of decisions approving any purchases of IPOs or private placements by Employees. Since Numeric requires pre-approval of all trades, records of those pre-approvals must also be maintained;

      12. Numeric's proxy policy and procedures as required by rule 206(4)-6, proxy statements received by Numeric, a record of the votes cast by Numeric and a copy of each written client request for information about the investment adviser's voting of proxies on behalf of each client and the investment adviser's response to each request. Numeric must also retain any document "created" by Numeric that was material to making the decision how to vote a client's proxies or that records "the basis for that decision". Numeric may rely on a third party to retain a copy of a proxy statement or a record of votes cast if the third party gives an undertaking to supply a copy of each promptly upon request, or may rely on the SEC's EDGAR system for copies of relevant proxy statements;

      13. copies of Form ADV, as well as proof of providing ADV Part II to clients upon initial engagement and then annually (in lieu of annual delivery Numeric may elect to offer to provide the ADV in writing free of charge).

      14. copies of any written agreements with solicitors and copies of the written acknowledgments from referred clients they received the required disclosure statement from the solicitor;

      15. copies of any customer complaints and the response thereto;

      16. Copies of Numeric's privacy policy and any written requests received from clients to opt out of disclosures. Numeric shall also retain copies of its annual privacy notice mailings including proof of mailing; and

      17. Copies of any trade allocation and aggregation plans and any deviations from such plans including the reasons for such deviations.

B.    E-MAIL

      If any of the records listed above are contained in an e-mail, such e-mails must be preserved. In order to facilitate the preservation of e-mail records, Numeric has established a system for archiving all e-mails sent to or from Numeric. Employees should be aware that all e-mails are being saved and may, subject to applicable law, be subject to review by Numeric's officers and by regulators. Employees are encouraged to use Numeric's e-mail system only for Numeric business and to use their own personal e-mail system/accounts for their personal communication.

                                 VIII. VALUATION

      Numeric portfolios are designed to primarily include publicly traded equity securities, and as such, Numeric has adopted the following valuation policy. Securities that are listed on a securities exchange will be valued at their last sales prices on the date of determination or, if no sales occurred on such day, at the mean between the bid and asked prices on such day. Securities that are not listed on a securities exchange will be valued at their last sales prices on the date of determination, or, if no sales occurred on such day, at their last closing bid prices if owned and held in a long position by the client and their last closing asked prices if held as a short position by the client. Securities that are in the form of put or call options, warrants or convertible bonds will be valued at their last closing bid prices if owned and held in a long position by the client and at their last closing asked prices if held as a short position by the client.

      Numeric only uses widely known pricing sources. Individual price movements over 9% are cross referenced to another pricing source to ensure that an accurate price has been captured and that a capital transaction was not missed and reflected in the portfolio. Equity positions and cash are reconciled to the custodian/prime broker on a regular basis in order to ensure an accurate valuation.

      In any situation where there is not a reliable publicly available price for a security in one of Numeric's strategies due to suspended trading, a corporate action, or other reasons, Numeric's Compliance Officer is responsible for convening a Fair Value Pricing Committee meeting to establish and document a price for that security. The Portfolio Manager for the strategy of the relevant security will gather as much public information as possible and will meet with an independent Portfolio Manager in another strategy and Numeric's Compliance Officer; all such public information will be reviewed to establish a "Fair Value Price" for the security. The established Fair Value Price shall remain in place until further public information becomes available requiring the Fair Value Pricing Committee to reconvene or when trading commences and the public markets establish a price. If the security requiring a "Fair Value Price" is held by any of Numeric's n/i family of mutual funds, a formal communication is sent to the Chairman of the Board of the n/i family of mutual funds for written concurrence with the decision.

                               IX. PRIVACY POLICY

      Numeric has adopted a policy to protect the confidentiality of client information, a copy of which is set forth as Exhibit E. Numeric also has a memorandum, in question and answer format, which has been supplied by counsel to Numeric and which explains the privacy regulations. A copy of this memorandum should be reviewed by all Employees to ensure their familiarity with the applicable regulations. While the applicable regulations only apply to personally identifiable financial information gathered from natural persons (and in some cases, even if such persons are only potential clients), Employees should be sensitive to protect all client information that may be confidential and Numeric will generally adhere to its privacy policy with respect to all clients or potential clients.

      Numeric discloses its privacy policy to each client upon initiation of the client relationship and annually thereafter. The policy acts as the disclosure form notice.

                              X. REGULATORY FILINGS

      Numeric's Compliance Officer shall be responsible for updating Numeric's Form ADV as required by the Advisers Act as well as any other regulatory filings for other regulatory bodies. The Compliance Officer shall also be responsible for filing any Forms 13F, 13D or 13G which may be required. In order to facilitate compliance with Section 13, Numeric has established a software program which provides the Compliance Officer with a daily report listing all 5% or greater and 10% or greater positions held on behalf of Numeric clients.

                          XI. BUSINESS CONTINUITY PLAN

      The SEC has made clear that business continuity planning is now considered part of an advisor's fiduciary duty to its clients. Numeric can continue to function and service clients in the face of natural disasters such as fire, earthquake, local area power outages and terrorism. This is accomplished through a combination of (1) a Disaster Recovery site maintained by Numeric located in Waltham, Massachusetts, 15 miles west of Numeric's primary office facility, and
(2) through the use of (home) remote access which is in place for all key Employees.

      In terms of succession risk, Numeric is adequately staffed at all levels such that the immediate departure of even a key Employee would not pose an undue burden on Numeric's fiduciary duty to continue to serve its clients.

DISASTER RECOVERY SITE IN WALTHAM, MASSACHUSETTS

      In the case of an emergency where Numeric's primary office facility at One Memorial Drive in Cambridge, Massachusetts is unable to function as a working office, the following has been planned.

      Numeric's landlord, Equity Office Properties, shall notify Numeric's main contacts, Horace Henderson, Director of Information Technology, Ray Joumas, Managing Director and Chief Financial Officer (and Numeric's Compliance Officer), or Lang Wheeler, President. The first of these Employees contacted will notify the others. If a problem is localized to just Numeric's office, the first employee to recognize the situation should report it to Mr. Henderson, Mr. Joumas or Mr. Wheeler. Mr. Wheeler will notify all department heads from a master Employee phone list, which each Employee keeps.

      The Portfolio Management heads, Director of Trading, and Director of Operations will direct their staff to log into the Disaster Recovery Site from home or to proceed to the Disaster Recovery Site (which has sufficient work space for at least 15 Employees).

      Mr. Henderson or an information technology person designated by him will go out to the Disaster Recovery Site while the rest of the IT group will log in from their home machines and be prepared to offer assistance as needed.

      The address of the Disaster Recovery Site is 260 Bear Hill Road, Suite 103, Waltham Massachusetts and the phone number is (781) 487-7390. Employees who log in from home have done so during live tests and are aware how to accomplish this. Employees are also required to test this connection once a month to ensure continued connectivity.

      The Disaster Recovery Site is only for crucial day to day operations. Employees with research, marketing and other non-critical positions will not work there. Instead, they will work from home with remote access (for short duration emergencies) and/or focus on helping put together a new office if One Memorial Drive is no longer a usable space. Finally, duplicate lists of important business partners are maintained at the Disaster Recovery Site including brokers, prime brokers and custodians, administrators and any other crucial third party service providers.

                        XI. ANTI-MONEY LAUNDERING POLICY

      Numeric is committed to full compliance with all applicable laws designed to prevent and detect money laundering and the financing of criminal activities and terrorism. In order to ensure such compliance and to promote the detection of criminal activity involving clients, Numeric has therefore created this Anti-Money Laundering ("AML") Program. In order to ensure such compliance and to promote the detection of potential criminal activity or suspicious acts involving investors in Numeric funds and/or separate accounts, the following policies and procedures have been established:

      1. Compliance Officer. Raymond Joumas will serve as Numeric's "AML Compliance Officer," whose responsibilities include overseeing the implementation of, and employee compliance with: (A) the AML Program; (B) monitoring legal and regulatory developments with respect to AML; (C) educating employees and agents of Numeric about Numeric's AML Program (including offshore administrators Goldman Sachs and Hemisphere as well as n/I family of funds administrator PFPC); (D) screening prospective investors and checking their identities against government lists of known terrorists; and (5) investigating suspicious transactions and reporting such transactions to the appropriate authorities.

      2. Investor Due Diligence Concerning Prospective Investors. All prospective investors in Numeric funds and/or separate accounts will be required to provide sufficient information to enable the AML Compliance Officer to determine the investors' identities, or in the case of investors which are entities, the identities of such investors' officers, directors and beneficial owners. The identity of each investor or underlying beneficial owner will be checked against the lists of Specially Designated Nationals, Blocked Persons and terrorists maintained by the United States Office of Foreign Assets Control, or similar lists maintained by other U.S. governmental agencies ("Blacklists").

      In the event a proposed investment is to be made in the name of a nominee, the AML Compliance Officer will confirm that the nominee is a regulated institution in a Financial Action Task Force on Money Laundering ("FATF")-compliant jurisdiction, that the nominee has verified the identity of each person for whom such institution is acting as nominee, that the person is not listed on any Blacklist, and that, based on reasonable investigation by the nominee, the person is not engaged in money laundering or the financing of criminal activities or terrorism.

      The Numeric AML Compliance Officer may rely on any investors' own AML program if: (1) Investor is domiciled in a FATF compliant jurisdiction; (2) Investor's AML program meets the requirements of the US Patriot Act or future enacted legislation; and (3) Investor provides a certification that appropriate procedures have been carried out on behalf of the underlying officers, directors and beneficial owners of the entity investing in the Numeric fund/separate account.

      The AML Compliance Officer will perform the due diligence described in this Section 2 with respect to all existing investors commencing with the implementation of this AML Program.

      In addition, at the time of any distribution to, or redemption or transfer of a separate account or fund interest by an investor in a Numeric strategy, the AML Compliance Officer will check the identity of the investor or proposed transferee (or follow the procedure described above with respect to a nominee) against all Blacklists if such transferee or recipient is different from the original investor.

      Specific client certification procedures are set forth in Exhibit F and an example of a client certificate letter is set forth in Exhibit G attached to this memorandum.

      All written materials documenting the performance of AML Program due diligence and the identity of each investor in a Numeric separate account/fund will be retained until seven years after the earlier of (a) the withdrawal of such investor from the Numeric separate account/fund and (b) the dissolution of the strategy/fund.

      3. Governmental Reporting. The AML Compliance Officer will investigate all suspicious activity involving the Fund or its investors and promptly report any bona fide suspicious behavior or transaction to the appropriate authorities. The Compliance Officer will report all cash transactions of $10,000 or greater to the U.S. Department of the Treasury in accordance with existing law.

      4. Employee Responsibility and Training. All Numeric employees will be made familiar with this AML Program and will agree, as a condition of employment, to report suspicious activity to the AML Compliance Officer. All employees of Numeric will be required to attend an initial AML Training Seminar (including new employees upon commencement of employment) and follow-up seminars on a regular basis thereafter. All employees are required to sign an Employee Certification Anti-Money Laundering Program-Patriot Act in the form attached to this Memorandum as Exhibit H. The AML Compliance Officer may also circulate written updates, organize ad hoc educational classes, and require employees to attend external seminars and/or receive technical training (e.g., computer and financial analysis).

      5. Review of AML Program. The AML Compliance Officer will be responsible for a formal internal review of Numeric's AML Program and its compliance efforts on a semi-annual basis. In addition, an independent review of the AML Program will be conducted by our independent accountants, Wolf & Company, on an annual basis.

Relevant Sources of Information:

US OFAC "Blacklist" is available at http://www.treas.gov/ofac

FATF compliant countries available at http://www.oecd.org/fatf/members_en.htm

                                                                       Exhibit A

                              NUMERIC INVESTORS LLC

                        EMPLOYEE QUARTERLY TRADING REPORT

      It is Company policy to provide Numeric's Compliance Officer with a report on all activity in the purchase and sale of securities by its employees and their family members residing in their household and persons or entities over which they exert control (collectively the "Related Persons"). Such a report is required as evidence that all employees and their Related Persons do not benefit from information readily available in Numeric's office in advance of its clients. Please describe all security transactions that you and any Related Persons have undertaken in the last calendar quarter. You should describe the purchase or sale, number of units, title and type of issue, price, and broker for each transaction in the report. If there are no transactions that should be reported, so state. REPORTS MUST BE SIGNED AND DATED AND RETURNED TO THE COMPLIANCE OFFICER FOR REVIEW AND FILING WITHIN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

In addition, you and your Related Persons may not purchase or sell any security without prior approval from Numeric's Compliance Officer.

                                             Security        Interest             Broker, Dealer
         Buy/Sell          # of          (Title, Type and    Rate and                or Bank
         or Other     Units/Principal    Ticker Symbol or    Maturity     Unit      Effecting
Date    (describe)        Amount           CUSIP number)       Date      Price        Trade
----    ----------    ---------------    ----------------    --------    -----    --------------

----    ----------    ---------------    ----------------    --------    -----    --------------

----    ----------    ---------------    ----------------    --------    -----    --------------

----    ----------    ---------------    ----------------    --------    -----    --------------

----    ----------    ---------------    ----------------    --------    -----    --------------

_____________________________________                    _______________________
Signature                                                Date

_____________________________________                    _______________________
Receipt acknowledged/Date                                Quarter ended

                                                                       Exhibit B

                              NUMERIC INVESTORS LLC

                         INITIAL/ANNUAL HOLDINGS REPORT

                      HOLDINGS REPORT FOR YEAR ENDED ______

Title and Type    Ticker or Cusip Number    Number of Shares    Principal Amount
--------------    ----------------------    ----------------    ----------------
--------------    ----------------------    ----------------    ----------------

--------------    ----------------------    ----------------    ----------------

--------------    ----------------------    ----------------    ----------------

--------------    ----------------------    ----------------    ----------------

      Please list all brokers, dealers and banks with whom you maintain accounts in which securities are held:

      ____________________________________

      ____________________________________

      ____________________________________

____________________________________               _____________________________
Signature                                          Date

____________________________________               _____________________________
Receipt Acknowledged:                              Date

                                                                       Exhibit C

                              NUMERIC INVESTORS LLC

                     INITIAL/ ANNUAL COMPLIANCE CERTIFICATE

      The undersigned employee of Numeric Investors LLC ("Numeric"), hereby certifies that he or she has read and understood Numeric's current memorandum entitled "Numeric Investors LLC Compliance Manual and Code of Ethical Standards Written Policies and Procedures Under Rule 206(4)-7" and AIMR's "The Code of Ethics and The Standards of Professional Conduct" and that he or she will conduct himself or herself professionally in complete accordance with the requirements and standards described therein and will comply with all applicable federal and state securities and other laws and regulations regulating his or her conduct as an employee of Numeric.

      The undersigned employee has had the opportunity to ask questions of and receive answers from Numeric's Compliance Officer and other persons acting on behalf of Numeric's Compliance Officer with respect to the Investment Advisers Act of 1940 and other laws and regulations applicable to the undersigned in connection with his or her employment with Numeric, and the undersigned employee acknowledges that such questions have been answered to his or her full satisfaction.

      The undersigned employee acknowledges that:

      (i) He or she is responsible for his or her actions under the law and is required to be sufficiently familiar with the Investment Advisers Act of 1940 and other laws and regulations that may govern his or her conduct as an employee of Numeric;

      (ii) Numeric is relying upon the undersigned employee's certification and acknowledgments contained herein and that the failure to comply with the policy set forth in the above-referenced memorandum and with applicable federal and state securities and other laws and regulations may subject Numeric and the undersigned to substantial liabilities including imprisonment and fines; and

      (iii) Numeric may dismiss the undersigned employee from his or her employment for failure to comply with the policies set forth in the above-referenced policies and practices and applicable federal and state securities and other laws and regulations governing the undersigned's conduct as an employee of Numeric.

                                              __________________________________
                                              Signature and Date.

                                              __________________________________
                                              Name. Please Print.

                                                                       Exhibit D

                              NUMERIC INVESTORS LLC

                               PROXY VOTING POLICY

                 EXECUTED BY INSTITUTIONAL SHAREHOLDER SERVICES
                       ON BEHALF OF NUMERIC INVESTORS LLC

The following is a condensed version of all proxy voting recommendations contained in The ISS Proxy Voting Manual.

THE BOARD OF DIRECTORS (CHAPTER 3)

(s)   Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: composition of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance relative to a market index, directors' investment in the company, whether the chairman is also serving as CEO, and whether a retired CEO sits on the board. However, there are some actions by directors that should result in votes being WITHHELD. These instances include directors who:

- Attend less than 75 percent of the board and committee meetings without a valid excuse

- Implement or renew a dead-hand or modified dead -hand poison pill

- Ignore a shareholder proposal that is approved by a majority of the votes cast for two consecutive years

- Have failed to act on takeover offers where the majority of the shareholders have tendered their shares

- Are inside directors and sit on the audit, compensation, or nominating committees In addition, directors who enacted egregious corporate governance policies or failed to replace management as appropriate would be subject to recommendations to WITHHOLD votes.

SEPARATING CHAIRMAN AND CEO

Vote on a CASE-BY-CASE basis on shareholder proposals requiring that the positions of chairman and CEO be held separately.

PROPOSALS SEEKING A MAJORITY OF INDEPENDENT DIRECTORS

Shareholder proposals asking that a majority of directors be independent should be evaluated on a CASE-BY-CASE basis. Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors.

STOCK OWNERSHIP REQUIREMENTS

Vote AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director or to remain on the board.

                                 TERM OF OFFICE

Vote AGAINST shareholder proposals to limit the tenure of outside directors.

                                   AGE LIMITS

Vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis. Vote AGAINST proposals to limit or eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care. Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness. Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if: (1) the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and (2) only if the director's legal expenses would be covered.

                            CHARITABLE CONTRIBUTIONS

Vote AGAINST proposals regarding charitable contributions.

PROXY CONTESTS (CHAPTER 4)

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the following factors: long-term financial performance of the target company relative to its industry; management's track record; background to the proxy contest; qualifications of director nominees (both slates); evaluation of what each side is offering shareholders as well as the likelihood that the proposed objectives and goals can be met; and stock ownership positions.

                      REIMBURSE PROXY SOLICITATION EXPENSES

Decisions to provide full reimbursement for dissidents waging a proxy contest should be made on a CASE-BY-CASE basis.

AUDITORS (CHAPTER 5)

RATIFYING AUDITORS

Vote FOR proposals to ratify auditors, unless: an auditor has a financial interest in or association with the company, and is therefore not independent; or there is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position.

PROXY CONTEST DEFENSES (CHAPTER 6)

BOARD STRUCTURE: STAGGERED VS. ANNUAL ELECTIONS

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

                    SHAREHOLDER ABILITY TO REMOVE DIRECTORS

Vote AGAINST proposals that provide that directors may be removed only for cause. Vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting.

Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

                  SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

               SHAREHOLDER ABILITY TO ALTER THE SIZE OF THE BOARD

Vote FOR proposals that seek to fix the size of the board.

Vote AGAINST proposals that give management the ability to alter the size of the board without shareholder approval.

TENDER OFFER DEFENSES (CHAPTER 7)

(t)   Poison Pills

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification.

Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.

Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

                              FAIR PRICE PROVISIONS

Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis, evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price. Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

                                    GREENMAIL

Vote FOR proposals to adopt anti-greenmail charter of bylaw amendments or otherwise restrict a company's ability to make greenmail payments.

Review on a CASE-BY-CASE basis anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

                                 PALE GREENMAIL

Review on a CASE-BY-CASE basis restructuring plans that involve the payment of pale greenmail.

                              UNEQUAL VOTING RIGHTS

Vote AGAINST dual class exchange offers.

Vote AGAINST dual class recapitalizations.

    SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO AMEND THE CHARTER OR BYLAWS

Vote AGAINST management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

Vote FOR shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO APPROVE MERGERS

Vote AGAINST management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

Vote FOR shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

WHITE SQUIRE PLACEMENTS

Vote FOR shareholder proposals to require approval of blank check preferred stock issues for other than general corporate purposes.

MISCELLANEOUS GOVERNANCE PROVISIONS (CHAPTER 8)

(u)   Confidential Voting

Vote FOR shareholder proposals that request corporations to adopt confidential voting, use independent tabulators and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents do not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

                                  EQUAL ACCESS

Vote FOR shareholder proposals that would allow significant company shareholders equal access to management's proxy material in order to evaluate and propose voting recommendations on proxy proposals and director nominees, and in order to nominate their own candidates to the board.

                                BUNDLED PROPOSALS

Review on a CASE-BY-CASE basis bundled or "conditioned" proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders' best interests, vote against the proposals. If the combined effect is positive, support such proposals.

                         SHAREHOLDER ADVISORY COMMITTEES

Review on a CASE-BY-CASE basis proposals to establish a shareholder advisory committee.

CAPITAL STRUCTURE (CHAPTER 9)

(v)   Common Stock Authorization

Review proposals to increase the number of shares of common stock authorized for issue on a CASE-BY-CASE basis.

Vote AGAINST proposals to increase the number of authorized shares of the class of stock that has superior voting rights in companies that have dual-class capitalization structures.

                    STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS

Vote FOR management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance given a company's industry and performance in terms of shareholder returns.

                              REVERSE STOCK SPLITS

Vote FOR management proposals to implement a reverse stock split when the number of shares will be proportionately reduced to avoid delisting.

Vote CASE-BY-CASE on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue.

                                 PREFERRED STOCK

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense.

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

           SHAREHOLDER PROPOSALS REGARDING BLANK CHECK PREFERRED STOCK

Vote FOR shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

                    ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

Vote FOR management proposals to reduce the par value of common stock.

                                PREEMPTIVE RIGHTS

Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights. In evaluating proposals on preemptive rights, consider the size of a company and the characteristics of its shareholder base.

                               DEBT RESTRUCTURINGS

Review on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan. Consider the following issues: Dilution - How much will ownership interest of existing shareholders be reduced, and how extreme will dilution to any future earnings be? Change in Control - Will the transaction result in a change in control of the company? Bankruptcy Generally, approve proposals that facilitate debt restructurings unless there are clear signs of self-dealing or other abuses.

SHARE REPURCHASE PROGRAMS

Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

EXECUTIVE AND DIRECTOR COMPENSATION (CHAPTER 10)

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our new methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's new rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered along with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Our model determines a company-specific allowable pool of shareholder wealth that may be transferred from the company to executives, adjusted for (1) long-term corporate performance (on an absolute basis and relative to a standard industry peer group and an appropriate market index), (2) cash compensation and
(3) categorization of the company as emerging, growth, or mature. These adjustments are pegged to market capitalization. ISS will continue to examine other features of proposed pay plans such as administration, payment terms, plan duration, and whether the administering committee is permitted to reprice underwater stock options without shareholder approval.

            MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Vote on management proposals seeking approval to reprice options on a CASE-BY-CASE basis.

                              DIRECTOR COMPENSATION

Votes on stock-based plans for directors are made on a CASE-BY-CASE basis.

                          EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be made on a CASE-BY-CASE basis.

OBRA-RELATED COMPENSATION PROPOSALS:

      AMENDMENTS THAT PLACE A CAP ON ANNUAL GRANTS OR AMEND ADMINISTRATIVE
                                    FEATURES

Vote FOR plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of OBRA.

                  AMENDMENTS TO ADDED PERFORMANCE-BASED GOALS

Vote FOR amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

       AMENDMENTS TO INCREASE SHARES AND RETAIN TAX DEDUCTIONS UNDER OBRA

Votes on amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) should be evaluated on a CASE-BY-CASE basis.

                 APPROVAL OF CASH OR CASH-AND-STOCK BONUS PLANS

Vote FOR cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA.

            SHAREHOLDER PROPOSALS TO LIMIT EXECUTIVE AND DIRECTOR PAY

Generally, vote FOR shareholder proposals that seek additional disclosure of executive and director pay information.

Review on a CASE-BY-CASE basis all other shareholder proposals that seek to limit executive and director pay.

                            GOLDEN AND TIN PARACHUTES

Vote FOR shareholder proposals to have golden and tin parachutes submitted for shareholder ratification.

Review on a CASE-BY-CASE basis all proposals to ratify or cancel golden or tin parachutes.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)

Vote FOR proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is "excessive" (i.e., generally greater than five percent of outstanding shares).

401(k) EMPLOYEE BENEFIT PLANS

Vote FOR proposals to implement a 401(k) savings plan for employees.

STATE OF INCORPORATION (CHAPTER 11)

                       VOTING ON STATE TAKEOVER STATUTES

Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freeze-out provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions).

                       VOTING ON REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be examined on a CASE-BY-CASE basis.

MERGERS AND CORPORATE RESTRUCTURINGS (CHAPTER 12)

                            MERGERS AND ACQUISITIONS

Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis, taking into account at least the following: anticipated financial and operating benefits; offer price (cost vs. premium); prospects of the combined companies; how the deal was negotiated; and changes in corporate governance and their impact on shareholder rights.

                             CORPORATE RESTRUCTURING

Votes on corporate restructuring proposals, including minority squeeze-outs, leveraged buyouts, spin-offs, liquidations, and asset sales should be considered on a CASE-BY-CASE basis.

                                    SPIN-OFFS

Votes on spin-offs should be considered on a CASE-BY-CASE basis depending on the tax and regulatory advantages, planned use of sale proceeds, market focus, and managerial incentives.

ASSET SALES

Votes on asset sales should be made on a CASE-BY-CASE basis after considering the impact on the balance sheet/working capital, value received for the asset, and potential elimination of diseconomies.

                                  LIQUIDATIONS

Votes on liquidations should be made on a CASE-BY-CASE basis after reviewing management's efforts to pursue other alternatives, appraisal value of assets, and the compensation plan for executives managing the liquidation.

                                APPRAISAL RIGHTS

Vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

                             CHANGING CORPORATE NAME

Vote FOR changing the corporate name.

MUTUAL FUND PROXIES (CHAPTER 13)

                              ELECTION OF DIRECTORS

Vote the election of directors on a CASE-BY-CASE basis, considering the following factors: board structure; director independence and qualifications; and compensation of directors within the fund and the family of funds attendance at board and committee meetings.

                   CONVERTING CLOSED-END FUND TO OPEN-END FUND

Vote conversion proposals on a CASE-BY-CASE basis, considering the following factors: past performance as a closed-end fund; market in which the fund invests; measures taken by the board to address the discount; and past shareholder activism, board activity, and votes on related proposals.

                                 PROXY CONTESTS

Vote proxy contests on a CASE-BY-CASE basis, considering the following factors: past performance; market in which fund invests; and measures taken by the board to address the issues past shareholder activism, board activity, and votes on related proposals.

                         INVESTMENT ADVISORY AGREEMENTS

Vote the investment advisory agreements on a CASE-BY-CASE basis, considering the following factors: proposed and current fee schedules; fund category/investment objective; performance benchmarks; share price performance as compared with peers; and the magnitude of any fee increase.

                    APPROVING NEW CLASSES OR SERIES OF SHARES

Vote FOR the establishment of new classes or series of shares.

                            PREFERRED STOCK PROPOSALS

Vote the authorization for or increase in preferred shares on a CASE-BY-CASE basis, considering the following factors: stated specific financing purpose and other reasons management gives possible dilution for common shares.

                                1940 ACT POLICIES

Vote these proposals on a CASE-BY-CASE basis, considering the following factors: potential competitiveness regulatory developments; current and potential returns; and current and potential risk.

       CHANGING A FUNDAMENTAL RESTRICTION TO A NONFUNDAMENTAL RESTRICTION

Vote these proposals on a CASE-BY-CASE basis, considering the following factors: fund's target investments; reasons given by fund for change; and the projected impact of change on portfolio.

            CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL

Vote AGAINST proposals to change a fund's fundamental investment objective to nonfundamental.

                               NAME RULE PROPOSALS

Vote these proposals on a CASE-BY-CASE basis, considering the following factors: political/economic changes in target market; bundling with quorum requirements; and bundling with asset allocation changes; and consolidation in the fund's target market.

                  DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION

Vote this proposal on a CASE-BY-CASE basis, considering the following factors: strategies employed to salvage the company; company's past performance; and terms of the liquidation.

                         CHANGES TO THE CHARTER DOCUMENT

Vote changes to the charter document on a CASE-BY-CASE basis, considering the following factors: degree of change implied by the proposal; efficiencies that could result; state of incorporation; and regulatory standards and implications.

                         CHANGING THE DOMICILE OF A FUND

Vote reincorporations on a CASE-BY-CASE basis, considering the following factors: state regulations of both states; required fundamental policies of both states; and the increased flexibility available.

                       CHANGE IN FUND'S SUBCLASSIFICATION

Vote these proposals on a CASE-BY-CASE basis, considering the following factors: potential competitiveness; current and potential returns; risk of concentration; and consolidation in the target industry.

AUTHORIZING THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT SHAREHOLDER APPROVAL

Vote AGAINST these proposals.

                             DISTRIBUTION AGREEMENTS

Vote these proposals on a CASE-BY-CASE basis, considering the following factors: fees charged to comparably sized funds with similar objectives; proposed distributor's reputation and past performance; and competitiveness of fund in industry.

                             MASTER-FEEDER STRUCTURE

Vote FOR the establishment of a master-feeder structure.

                         CHANGES TO THE CHARTER DOCUMENT

Vote changes to the charter document on a CASE-BY-CASE basis, considering the following factors: degree of change implied by the proposal; efficiencies that could result; state of incorporation; and regulatory standards and implications.

                                     MERGERS

Vote merger proposals on a CASE-BY-CASE basis, considering the following factors: resulting fee structure; performance of both funds; and continuity of management personnel.

                             SHAREHOLDER PROPOSALS:

                    ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT

Vote AGAINST the establishment of a director ownership requirement.

                   REIMBURSE SHAREHOLDER FOR EXPENSES INCURRED

Vote AGAINST the reimbursement of expenses.

                        TERMINATE THE INVESTMENT ADVISOR

Vote to terminate the investment advisor on a CASE-BY-CASE basis, considering the following factors: performance of the fund's NAV and the history of shareholder relations.

SOCIAL AND ENVIRONMENTAL ISSUES (CHAPTER 14)

(w)   Energy and Environment

In most cases, ISS refrains from providing a vote recommendation on proposals that request companies to file the CERES Principles.

Generally, vote FOR disclosure reports that seek additional information, particularly when it appears companies have not adequately addressed shareholders' environmental concerns.

SOUTH AFRICA

In most cases, ISS refrains from providing a vote recommendation on proposals pertaining to South Africa.

Generally, vote FOR disclosure reports that seek additional information such as the amount of business that could be lost by conducting business in South Africa.

NORTHERN IRELAND

In most cases, ISS refrains from providing a vote recommendation on proposals pertaining to the MacBride Principles.

Generally, vote FOR disclosure reports that seek additional information about progress being made toward eliminating employment discrimination, particularly when it appears companies have not adequately addressed shareholder concerns.

MILITARY BUSINESS

In most cases, ISS refrains from providing a vote recommendation on defense issue proposals.

Generally, vote FOR disclosure reports that seek additional information on military related operations, particularly when the company has been unresponsive to shareholder requests.

MAQUILADORA STANDARDS AND INTERNATIONAL OPERATIONS POLICIES

In most cases, ISS refrains from providing a vote recommendation on proposals relating to the Maquiladora Standards and international operating policies.

Generally, vote FOR disclosure reports on these issues, particularly when it appears companies have not adequately addressed shareholder concerns.

WORLD DEBT CRISIS

In most cases, ISS refrains from providing a vote recommendation on proposals dealing with third world debt.

Generally, vote FOR disclosure reports on these issues, particularly when it appears companies have not adequately addressed shareholder concerns.

EQUAL EMPLOYMENT OPPORTUNITY AND DISCRIMINATION

In most cases, ISS refrains from providing a vote recommendation on proposals regarding equal employment opportunities and discrimination.

Generally, vote FOR disclosure reports that seek additional information about affirmative action efforts, particularly when it appears companies have been unresponsive to shareholder requests.

ANIMAL RIGHTS

In most cases, ISS refrains from providing a vote recommendation on proposals that deal with animal rights.

                         PRODUCT INTEGRITY AND MARKETING

In most cases, ISS refrains from providing a vote recommendation on proposals that ask companies to end their production of legal, but socially questionable, products.

Generally, vote FOR disclosure reports that seek additional information regarding product integrity and marketing issues, particularly when it appears companies have been unresponsive to shareholder requests.

HUMAN RESOURCES ISSUES

In most cases, ISS refrains from providing a vote recommendation on proposals regarding human resources issues.

Generally, vote FOR disclosure reports that seek additional information regarding human resources issues, particularly when it appears companies have been unresponsive to shareholder requests.

                                                                       Exhibit E

                              NUMERIC INVESTORS LLC
                 NOTIFICATION OF PRIVACY POLICIES AND PRACTICES

                              AS OF JANUARY 1, 2002

      Maintaining the confidentiality of the personal information of our current and prospective customers is one of our highest priorities. This notice sets forth the type of personal information we collect, how that information is used by us, and how we protect your personal information.

HOW AND WHY WE COLLECT PERSONAL INFORMATION

1. COLLECTION

      Personal information may be collected from you in order to offer or provide you with products or services, process transactions on your behalf and comply with legal and regulatory requirements. Information may be collected from any of the following sources:

   a. From You: We collect information from you when you request information or services from us or enter into an investment management agreement with us or a subscription agreement with a fund we manage. We may also collect information from investor questionnaires, W-9's and other applications or forms that you complete when requesting information or services from us. This information may include items such as your name, address, e-mail address, social security number, birth date, annual income, net worth, marital status, investment goals and investment risk tolerance. If you indicate you have a spouse or partner, his/her personal and financial account information may also be requested.

   b. From Transactions: If you obtain advice or services from us, we keep records of the advice or service provided. We keep records relating to items such as your account balance, payment history, securities positions and securities purchases and sales. This enables us to provide you with a history of your transactions with us and service your account.

   c. From our Web Site: If you visit our website, we may use a so-called cookie to track the amount of time you spend on our site, the parts of our site you visited and other technical information. We use this information to improve the functionality of our web site.

2. USE OF PERSONAL INFORMATION

      Your personal information is collected and maintained by us so that we may develop, offer and deliver products and services to you, process transactions in your account and fulfill our legal and regulatory requirements.

DISCLOSURE OF PERSONAL INFORMATION

      We do not, and do not intend, to sell or distribute personal information about current or former customers to nonaffiliated third parties except as set forth below. If in the future this policy changes you will be notified and provided with an opportunity to opt out of such disclosure. We may share your personal information as follows:

   a. We will reveal or share your personal information where the law requires it, such as for tax reporting purposes or pursuant to a court order.

   b. We may reveal or share your personal information with our affiliates. Our affiliates include, for example, investment funds that we manage and over which we have control.

   c. We may reveal or share your personal information with unaffiliated service providers such as brokers, fund administrators and transfer agents in connection with processing transactions for your account. Your personal information may also be provided to attorneys, accountants or auditors in order to enable us to provide requested services to you and to comply with legal and regulatory requirements.

PROTECTION OF YOUR PERSONAL INFORMATION

      Our employees may, from time to time, have access to your personal information in order to provide services to you. We restrict access to nonpublic personal financial information to those employees who need to know that information in order to provide you with products and services. All employees are subject to the terms of our Company's compliance manual, which requires employees to treat confidentially all information obtained from or about you or your account. We also maintain physical, electronic and procedural safeguards designed to protect nonpublic personal financial information.

                                                                       Exhibit F

                              NUMERIC INVESTORS LLC

                   ANTI-MONEY LAUNDERING PROGRAM - PATRIOT ACT

                         CLIENT CERTIFICATION PROCEDURES

INVESTORS IN NUMERIC OFFSHORE FUNDS/LIMITED PARTNERSHIPS OR N/I NUMERIC INVESTORS FAMILY OF FUNDS:

   - AML procedures on behalf of clients investing in Numeric offshore funds or in n/i numeric family of funds are the responsibility of the respective administrator: Goldman Sachs, Bisys or PFPC. Numeric can rely completely on the administrator's procedures to comply with the US legislation regarding money laundering known as the Patriot Act. Copies of each administrators' policies and procedures are kept on file by the Numeric AML Compliance Officer.

FOR ALL OTHER INVESTORS, NUMERIC STAFF TO PERFORM THE FOLLOWING:

   - All individuals - Confirm they are not on the "Blacklist" of restricted persons updated on the www.treas.gov/ofac website. If other blacklists become available, they must be checked as well.

   - Determine if client is (a) an individual or entity and (b) U.S. or non-U.S.

   - US Individuals - Obtain full legal name, address and social security number.

   - Non-US Individuals - Obtain full legal name, address, passport number and a photocopy of their passport.

   - US Public Company or Pension Plan - Document official name of company, state of incorporation, ticker symbol and stock exchange where shares are traded. No other research is required as we can rely on that entity to perform its own AML procedures.

   - US Privately Held Company, Limited Partnership, Trust, Fund-of-funds, Nominee entity, or some other entity form - Obtain photo copy of state incorporation or registration information. Perform the steps above under individuals for all officers, partners, directors or beneficial owners of the entity. Investor may perform these procedures on their own as long as they provide a copy of their AML program and certify that they have complied with their program.

   - Non-US Public Company of Pension Plan - Confirm that company is domiciled in a FATF compliant jurisdiction by looking on the FATF website which is kept current and is located at: http://www.oecd.org/fatf/members_en.htm. Document official name of company, country of incorporation or registry, ticker symbol and stock exchange where shares are traded. No other research is required as we can rely on that entity to perform its own AML procedures since they are in an FATF compliant jurisdiction.

   - Non-US Privately Held Company, Trust, Fund-of-funds, Nominee entity, or some other entity form - Confirm that company is domiciled in a FATF compliant jurisdiction by looking on the FATF website which is kept current and is located at: http://www.oecd.org/fatf/members_en.htm. Document official name of company, country of incorporation or registry. Obtain photocopy of incorporation or registration information. Perform the steps above under individuals for all officers, partners, directors or beneficial owners of the entity. Investor may perform these procedures on their own as long as they provide a copy of their AML program and certify that they have complied with their program.

   - Investors that are domiciled in an non-compliant FATF jurisdiction pose special problems and should be handled on a case-by-case basis by the Numeric AML Compliance Officer in conjunction with legal counsel prior to finalizing the investment relationship with Numeric.

                                                                       Exhibit G

                             NUMERIC INVESTORS LLC

                  ANTI-MONEY LAUNDERING PROGRAM - PATRIOT ACT

                        EXAMPLE OF CLIENT CERTIFICATION

   Date

   Numeric Investors LLC
   One Memorial Drive
   Cambridge, MA 02142

   Dear AML Compliance Officer;

   This Certification of Compliance is being provided to you pursuant to your request. (Investor) represents to you the following:

   - We have adopted and implemented anti-money laundering policies, procedures and controls that comply and will continue to comply with the rules and regulations promulgated under the U.S. Patriot Act;

   - We have applied the aforementioned procedures to the investment account we have open with Numeric Investors LLC as investment advisor;

   - The aforementioned procedures resulted in acceptable investors as described under the U.S. Patriot Act; and

   - We will continue to adhere our anti-money laundering policies, procedures and controls during the course of our relationship with Numeric Investors LLC.

   Sincerely,

   Client Official

                                                                       Exhibit H

                              NUMERIC INVESTORS LLC

                   ANTI-MONEY LAUNDERING PROGRAM - PATRIOT ACT

                             EMPLOYEE CERTIFICATION

   I confirm to the best of my knowledge and belief, the following:

   -  I am familiar with the Numeric Investors LLC Anti-Money Laundering Program
      - Patriot Act ("Numeric AML");

   - I commit to uphold the Numeric AML and report any suspicious activity of which I become aware to the Numeric AML Compliance officer;

   - I understand that failure to comply with US federal laws surrounding Anti-Money Laundering may result in prosecution by US federal authorities; and

   - I understand that failure to uphold the Numeric AML is cause for my immediate dismissal as an employee of Numeric Investors LLC.

   _______________________________
   Signed

   _______________________________
   Name

   _______________________________
   Date